Exhibit 99.1

Micronet Enertec Reports Third Quarter 2017 Financial Results

-	A Record backlog of $20.5M

-	Revenue increased by 29% to $6.9M in Q3 2017 as compared to $5.4M in Q3 2016

-	Gross Profit grew to 23% in Q3 as compared to 14% in Q2

-	2017 yearly revenue estimates remain $25M-$28M

-	Conference call scheduled for today, November 20 at 9:00 AM ET

Montvale, NJ, November 20, 2017 -Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the Aerospace and Defense (A&D) markets, today announced financial results for the third quarter and nine months ended September 30, 2017.

“We are extremely pleased to see the growing backlog and we believe this demonstrates the market’s acceptance of our advanced technology and solutions,” said David Lucatz, Chief Executive Officer of MICT. “Our Backlog at the end of Q3 stands at $20.5 million and continues to grow and drive revenue growth. This growth is mainly driven by Micronet, our MRM subsidiary. We continue to experience strong demand from the MRM market and we believe that this is mainly attributed to the implementation of the Electronic Logging Device (ELD) mandate and Micronet’s ability to introduce advanced products and solutions at competitive prices. The MRM Division has a strong future pipeline and a growing number of customers are evaluating its new products in the field. Based on our backlog and forecasts, we maintain our previous guidance of $25 million to $28 million in revenue for 2017. Micronet also experienced an improvement in profitability and Q3 EBIDTA was close to breakeven,” stated David Lucatz, Chief Executive Officer of Micronet Enertec Technologies.

In Q3, MICT continued to implement its strategy to combine additional Software-as-a-Service (SaaS) components in its product offerings. Micronet's Guardian System Design (GSD) is a cloud based SaaS platform, which enables remote management of Micronet's products while on the move via Firmware Over the Air (FOTA) updates. The GSD license has started generating recurring yearly revenues which we believe will improve gross margins and customer retention.

Third Quarter 2017 Review

●      Total revenue increased by 29% to $6.93 million for the third quarter of 2017 as compared to $5.35 million in Q3 2016.

●      Gross profit margin for the 3rd quarter of 2017 was 23%, as compared to 14% in the prior quarter and 20% in the 3rd quarter of 2016.

●      Research and development (R&D) expense for the third quarter of 2017 was $676,000, or 10% of sales, as compared to $476,000, or 9% of sales, in the third quarter of 2016.

●      Selling, General and Administrative (SG&A) expense was $1.86 million, or 27% of sales, as compared to $1.86 million, or 35% of sales, in the third quarter of 2016.

●      Net loss attributable to MICT for the third quarter of 2017 was $1.30 million, or ($0.18) per basic and diluted share, as compare to the net loss of $1.29 million, or ($0.22) per basic and diluted share, for the third quarter of 2016.

●      Non-GAAP net loss for the third quarter of 2017 was $1.13 million, or ($0.16) per basic and diluted share, as compared to $1.06 million, or ($0.17) per basic and diluted share, for the third quarter of 2016. A reconciliation of GAAP to non-GAAP net loss and loss per share is provided in the table at the end of this press release.

●      The Company reported a loss from operations of $1.24 million for the third quarter of 2017, as compared to a loss of $1.51 million in the third quarter of 2016 and a loss of $1.7 million in the second quarter of 2017.

●      At September 30, 2017, the Company reported cash totaling $9.2 million and working capital of $4.7 million.

First Nine Months 2017 Review

●      Total revenue was $18.11 million for the first nine months of 2017, as compared to $18.56 million in the first nine months of 2016.

●      Gross profit margin was 17% in the first nine months of 2017, as compared to 25% in the first nine months of 2016. The decrease in overall gross margin was related to an increase in cost associated with the introduction of a new line of products and low profit projects in the A&D division.

●      R&D expense for the first nine months of 2017 was $1.81 million, or 10% of sales, compared to $1.86 million, or 10% of sales, in the first nine months of 2016.

●      SG&A expense was $5.62 million in the first nine months of 2017, as compared to $5.35 million in first nine months of 2016. For the first nine months of 2017 this represented 31% of sales, as compared to 28% of sales in the same period in 2016.

2

●      Net loss attributable to Micronet Enertec Technologies, Inc. for the first nine months of 2017 was $4.24 million, or ($0.63) per basic and diluted share, a 49% increase compared to a net loss of $2.84 million, or ($0.48) per basic and diluted share, for the first nine months of 2016. Non-GAAP net loss for the first nine months of 2017 was $3.78 million, or ($0.56) per basic and diluted share, as compared to $2.14 million, or ($0.36) per basic and diluted share, for the first nine months of 2016. A reconciliation of GAAP to non-GAAP net loss and loss per share is provided in the table at the end of this press release.

●      The Company reported a loss from operations of $5.07 million for the first nine months of 2017, as compared a loss of $3.20 million in the first nine months of 2016.

Recent Developments

During the third quarter of 2017, we appointed Mr. David Markus as the new Chief Executive Officer of Micronet Ltd. Mr. Markus previously served as the Chief Technology Officer at Pointer Telocation - a global MRM company, where he built and managed the company's R&D group and was also responsible for the company's products strategy, customer support and information technology. He brings deep knowledge in technology, strategy and business development in the MRM space and will lead the fast-paced growth at Micronet.

In addition, we continue to experience the strong and growing demand to our products including our new products and we were able to receive few significant orders:

●	$1,600,000 purchase order for the TREQ®-317 from a current customer, a global fleet management provider.

●	$4,300,000 purchase order for TREQr-5/Smart Hub received from a current customer, marking the largest order at Micronet since 2012.

●	$1,650,000 purchase order, a follow on order from the same customer for the TREQr-5/Smart-Hub.

●	In October, a $3,100,000 purchase order for the TREQr-5/Smart Hub, including $100,000 annual recurring revenue license.

●	In November, a $1,900,000 purchase order for the TREQ-317 from current customer a leading U.S. telematics service provider.

Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. ET to discuss the Company's financial results for the third quarter ended September 30, 2017. The conference call number for U.S. based callers is 1-888-407-2553. Callers from outside of the U.S. should dial 972-3-918-0691. A slide presentation accompanying management's remarks can be accessed at www.micronet-enertec.com

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at:

www.veidan-stream.com/micronetq32017.html

A telephone replay of the call will be available for two weeks at: 1-888-269-0005, outside of the U.S.: 972-3-3-925-5904.

3

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd, its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest. Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the A&D markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others. The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statements

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, those statements regarding our belief that growing backlog demonstrates the market’s acceptance of our advanced technology and solutions, the continued growth of our backlog, our guidance for revenues for 2017, our belief that our GDS licenses which have started generating recurring yearly revenues will improve gross margins and customer retention and our belief that Micronet will achieve positive EBITDA in Q4 of 2017. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@micronet-enertec.com

4

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$4,645	$668
Restricted cash	4,556	4,488
Marketable securities	-	2,978
Trade accounts receivable, net	10,002	11,558
Inventories	6,431	5,758
Other accounts receivable	1,057	319
Total current assets	26,691	25,769

Property and equipment, net	1,644	1,641
Intangible assets and others, net	3,102	3,013
Long term deposit	32	34
Goodwill	1,466	1,466
Total long term assets	6,244	6,154
Total assets	$32,935	$31,923

5

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	September 30, 2017	December 31, 2016
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$9,953	$9,993
Short term credit from others and current portion of long term loans from others	3,571	3,114
Trade accounts payable	5,173	4,130
Other accounts payable	3,272	2,383
Total current liabilities	21,969	19,620

Long term loans from banks	594	1,093
Long term loans from others	558	188
Accrued severance pay, net	89	57
Deferred tax liabilities and other, net	400	7
Total long term liabilities	1,641	1,345

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 7,706,307, and 6,385,092 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively.	8	6
Additional paid in capital	10,127	8,748
Accumulated other comprehensive income (loss)	(204)	11
Accumulated loss	(6,228)	(1,990)
Micronet Enertec stockholders' equity	3,703	6,775

Non-controlling interests	5,622	4,183

Total equity	9,325	10,958

Total liabilities and equity	$32,935	$31,923

6

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(USD In Thousands, Except Share and Earnings Per Share Data)

(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2017	2016	2017	2016

Revenues	$18,110	$18,557	$6,931	$5,354
Cost of revenues	15,018	13,865	5,370	4,299
Gross profit	3,092	4,692	1,561	1,055

Operating expenses:
Research and development	1,810	1,859	676	476
Selling and marketing	1,745	1,374	598	538
General and administrative	3,874	3,977	1,268	1,323
Amortization of intangible assets	737	694	267	234
Total operating expenses	8,166	7,904	2,809	2,571

Loss from operations	(5,074)	(3,212)	(1,248)	(1,516)
Financial expenses, net	651	412	216	151
Loss before provision for income taxes	(5,725)	(3,624)	(1,464)	(1,667)
Provision (benefit) for income taxes	117	(164)	88	(144)

Net loss	(5,842)	(3,460)	(1,552)	(1,523)
Net loss attributable to non-controlling interests	(1,604)	(619)	(257)	(240)

Net loss attributable to Micronet Enertec Technologies, Inc.	(4,238)	(2,841)	(1,295)	(1,283)

Loss per share attributable to Micronet Enertec Technologies, Inc.
Basic	$(0.63)	$(0.48)	$(0.18)	$(0.22)

Weighted average common shares outstanding:
Basic	6,778,300	5,882,529	7,213,924	5,902,074

7

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America, or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to our acquisition of Micronet in 2012 and the Vehicle Business of Beijer in 2014. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such changes do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Stock-based compensation - Stock based compensation consists of share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

●	Amortization of note discount - These expenses are non-cash and are related to amortization of discount of the note purchase agreements with YA II. Such expenses do not reflect our on-going operations.

8

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net loss attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net loss per diluted share attributable to Micronet Enertec:

	Nine months ended September 30,
	(Dollars in thousands, other than share and per share amounts)
	2017	2016
GAAP net loss attributable to Micronet Enertec	$(4,238)	$(2,841)
Amortization of acquired intangible assets	384	436
Stock-based compensation	74	259
Amortization of note discount	-	8
Income tax-effect of above non-GAAP adjustments	(3)	(5)
Total Non-GAAP net loss attributable to Micronet Enertec	$(3,783)	$(2,143)
Non-GAAP net loss per share attributable to Micronet Enertec	$(0.56)	$(0.36)
Shares used in per share calculations	6,778,300	5,882,529
GAAP net loss per share attributable to Micronet Enertec	$(0.63)	$(0.48)
Shares used in per share calculations	6,778,300	5,882,529

	Three months ended September 30,
	(Dollars in thousands, other than share and per share amounts)
	2017	2016
GAAP net loss attributable to Micronet Enertec	$(1,295)	$(1,283)
Amortization of acquired intangible assets	134	147
Stock-based compensation	22	69
Amortization of note discount	-	8
Income tax-effect of above non-GAAP adjustments	-	(2)
Total Non-GAAP net loss attributable to Micronet Enertec	$(1,139)	$(1,061)
Non-GAAP net loss per share attributable to Micronet Enertec	$(0.16)	$(0.17)
Shares used in per share calculations	7,213,294	5,902,074
GAAP net loss per share attributable to Micronet Enertec	$(0.18)	$(0.22)
Shares used in per share calculations	7,213,294	5,902,074

9